Exhibit 10.1

SECOND AMENDMENT TO

TENNECO INC. CHANGE IN CONTROL

SEVERANCE BENEFIT PLAN FOR KEY EXECUTIVE

(As Amended and Restated Effective as of December 12, 2007)

WHEREAS, Tenneco Inc. (the “Company”) maintains the Tenneco Inc. Change in Control Severance Benefit Plan for Key Executives (as amended and restated effective as of December 12, 2007) (the “Plan”);

WHEREAS, pursuant to the terms of the Plan, the Board of Directors of the Company has the authority to amend the Plan, subject to certain restrictions that are not currently applicable; and

WHEREAS, it is now desirable to amend the Plan to modify the provisions relating to tax gross-up payments.

NOW, THEREFORE, the Plan is hereby amended, effective as of April 27, 2015 in the following particulars:

1. By adding the following as the last sentence of Section 5(A) of the Plan:

“The foregoing provisions of this Section 5(A) shall not apply to any Key Executive who first becomes a member of Executive Group I on or after January 1, 2014.”

2. By adding the following as the last sentence of Section 5(B) of the Plan:

“The foregoing provisions of this Section 5(B) shall not apply to any Key Executive who first becomes a member of Executive Group II or III on or after January 1, 2014.”

3. By redesignating Sections 5(C), (D), (E) and (F), respectively, of the Plan as Sections 5(D), (E), (F) and (G) thereof, respectively; by changing all cross references in the Plan to Sections 5(C), (D) (E) and (F), respectively, to cross references to Sections 5(D), (E), (F) and (G) thereof, respectively, to reflect the redesignation of the foregoing Sections; and by adding the following new Section 5(C) to the Plan:

“C.	If the Key Executive is a member of Executive Group I, II or III immediately prior to the Change in Control and became a member of any of the applicable Executive Groups on or after January 1, 2014 and if any portion of the Payments shall be subject to the Excise Tax, then the Payments shall be reduced by the Company to the extent necessary so that no portion of the Payments to the Key Executive is subject to the Excise Tax if such reduction would result in the Key Executive retaining an amount, determined after application of the Excise Tax on the Payments, that is greater than the amount the Key Executive would retain if the Payments were made without such reduction. In no event shall a Key Executive described in this Section 5(C) be entitled to a Gross-Up Payment.”

IN WITNESS WHEREOF, the Company has caused the Plan to be amended as set forth herein by its authorized officer.

TENNECO INC.

By:	/s/ Gregg A. Bolt

Name:	Gregg A. Bolt

2